UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2004

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27001 Agoura Road, Suite 325 Calabasas Hills, California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On November 22, 2004, Sony Computer Entertainment America Inc. (“Sony”) delivered to the Registrant the PlayStation Portable Licensed Publisher Agreement, dated as of November 17, 2004 between Registrant and Sony.  The agreement grants the Registrant the right to develop, publish and distribute video games for the Sony PlayStation Portable handheld platform until March 31, 2007 in the United States (including its possessions and territories) and Canada in accordance with the terms of the agreement.  Sony charges the Registrant certain amounts under the agreement, including a manufacturing, printing and packaging fee as well as a royalty for the use of Sony’s name, proprietary information and technology, and such amounts are subject to adjustment by Sony at its discretion.  Sony has the right to review, evaluate and approve a game proposal, various stages of a game's work-in-progress and the final version of each game, including the game’s packaging.

In addition, the Registrant must indemnify Sony with respect to all loss, liability and expense resulting from any claim against Sony involving the development, marketing, sale, or use of the Registrant's games, including any claims for intellectual property infringement or any federal, state or foreign civil or criminal actions, breach of any of the provisions of the agreement and any claims of or in connection with any personal or bodily injury (including death) or property damage.  Sony must indemnify the Registrant with respect to all loss, liability and expense resulting from any claim against the Registrant arising from or in connection with a breach of any of the representations or warranties provided by Sony.

The Agreement may be terminated immediately upon written notice by Sony in the event of a breach or default by the Registrant, if the Registrant becomes insolvent, if the controlling interest in Registrant is transferred to certain parties or if the Registrant files or causes to file litigation against Sony.  Sony may also terminate license rights on a game-by-game basis.  Upon termination of the Agreement for any reason other than the Registrant’s breach or default, the Registrant has a limited period of time to sell any existing product inventory remaining as of the date of termination.  The length of this sell-off period is 90 days.  The Registrant must destroy any such inventory remaining after the end of the sell-off period.  Upon termination as a result of the Registrant’s breach or default, the Registrant must destroy any remaining inventory.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but are not limited to (i) statements with respect to the PlayStation Portable Licensed Publisher Agreement; and (ii) other statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “may”, “could”, “project”, “potential”, “plan”, “forecast”, “future” or similar expressions. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, estimates and projections about our business and are inherently uncertain and difficult to predict. Our actual results could differ materially. The forward-looking statements contained herein speak only as of the date on which they were made, and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THQ INC.

	By:	/s/ Edward K. Zinser
Date: November 22, 2004		Edward K. Zinser, Chief Financial Officer and Executive Vice President